Exhibit 99.1
MabVax Therapeutics Holdings, Inc. Announces Pricing of Registered Direct Offering

SAN DIEGO, August 14, 2017 – MabVax Therapeutics Holdings, Inc. (Nasdaq: MBVX), a clinical-stage biotechnology company focused on the development of antibody-based products to address unmet medical needs in the treatment of cancer, today announced that it has entered into securities purchase agreements with investors providing for the registered sale of approximately $1,312,500 of shares of Series J Convertible Preferred Stock, representing approximately 2,386.36 shares at a purchase price of $550 per share. The preferred stock shall be convertible into 2,386,364 shares of the Company’s common stock, based on a fixed conversion price of $0.55 per share and a stated value of $550 per share.

The closing of the sale of securities is expected to take place on or about August 16, 2017, subject to certain customary closing conditions.

The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The shares of Series J Convertible Preferred Stock, and the shares of common stock issuable upon conversion of the Series J Convertible Preferred Stock, are being offered and sold to the public under the Company’s shelf registration statement on Form S-3 (File No. 333-219291) initially filed with the Securities and Exchange Commission (the “Commission”) on July 14, 2017 and declared effective on July 27, 2017. A final prospectus supplement will be filed with the SEC and will form a part of the effective registration statement.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction. Additional information can be found in the Company's filings with the SEC available at www.sec.gov and on the Company's website at www.mabvax.com

About MabVax:

MabVax Therapeutics Holdings, Inc. is a clinical-stage biotechnology company with a fully human antibody discovery platform focused on the rapid translation into clinical development of products to address unmet medical needs in the treatment of cancer. Our antibody MVT-5873, is a fully human IgG1 monoclonal antibody (mAb) that targets sialyl Lewis A (sLea), an epitope on CA19-9, and is currently in Phase 1 clinical trials as a therapeutic agent for patients with pancreatic cancer (PDAC) and other CA19-9 positive tumors. CA19-9 is expressed in over 90% of PDAC and in other diseases including small cell lung and GI cancers. CA19-9 plays an important role in tumor adhesion and metastasis, and is a marker of an aggressive cancer phenotype. CA19-9 serum levels are considered a valuable adjunct in the diagnosis, prognosis and treatment monitoring of PDAC. With our collaborators including Memorial Sloan Kettering Cancer Center, Rockefeller University, Sarah Cannon Research Institute, Honor Health and Imaging Endpoints, we have treated 50 patients with either our therapeutic antibody designated as MVT-5873 or our PET imaging diagnostic product designated as MVT-2163 in Phase 1 clinical studies, and demonstrated early safety, specificity for the target and a potential efficacy signal. Patient dosing has commenced for our lead development program in Phase 1 clinical study of the Company's radioimmunotherapy product MVT-1075.  For additional information, please visit the Company's website, www.mabvax.com.

Forward Looking Statements:

This press release on announcing pricing for our public offering contains "forward-looking statements" regarding matters that are not historical facts, including statements relating to the Company's clinical trials and product development pipeline. We have no assurance that all the product development pipeline will be fully developed by the Company.  Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled "Risk Factors" in its annual report on Form 10-K for the fiscal year ended December 31, 2016, as amended and supplemented from time to time and the Company's Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Investor Contact:

Jenene Thomas
Jenene Thomas Communications, LLC
Phone: +1 (908) 938-1475
Email: jtc@jenenethomascommunications.com